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EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

THREE MONTHS ENDED JUNE 30, 1999
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                                     Net Loss    Weighted Average Shares Outstanding            Loss per Share
                                    ----------   -----------------------------------            --------------

Basic                               $3,924,570   (divided by)             11,242,658   =                $0.35
Diluted                             $3,924,570   (divided by)             11,242,658   =                $0.35

SIX MONTHS ENDED JUNE 30, 1999

                                    Net Loss     Weighted Average Shares Outstanding            Loss per Share
                                    ----------   -----------------------------------            --------------

Basic                               $7,516,694   (divided by)             11,228,657   =                $0.67
Diluted                             $7,516,694   (divided by)             11,228,657   =                $0.67

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